EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter A. Edison and Charles R. Daniel, III, the true and lawful attorneys in fact and agents for the undersigned, to act on behalf of and in the name of the undersigned in connection with the Registration Statement to be filed by Bakers Footwear Group, Inc. (the “Company”) in connection with that certain Registration Rights Agreement dated February 1, 2008 by and among the Company and Private Equity Management Group, Inc., including the authority to file and sign the Registration Statement and any amendments (including post-effective amendments) and supplements to the Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and each such person ratifies and confirms all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed below by or on behalf of the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Peter A. Edison	Chairman of the Board, Chief Executive	May 1, 2008
Peter A. Edison	Officer, President and Director (Principal Executive Officer)

/s/ Charles R. Daniel, III	Vice President—Finance, Controller, Treasurer and Secretary (Principal	May 1, 2008
Charles R. Daniel, III	Financial Officer and Principal Accounting Officer)

/s/ Andrew N. Baur	Director	May 1, 2008
Andrew N. Baur

/s/ Timothy F. Finley	Director	May 1, 2008
Timothy F. Finley

/s/ Harry E. Rich	Director	May 1, 2008
Harry E. Rich

/s/ Scott C. Schnuck	Director	May 1, 2008
Scott C. Schnuck